Exhibit 10.1

MASTEC, INC.

RESTRICTED STOCK AGREEMENT

1. Award of Shares. MasTec, Inc. (the “Company”) has awarded to the “Recipient” designated below, the “Award” generally described in the Notice of Restricted Stock Award (the “Notice”), which is hereby incorporated by reference, subject to the terms and conditions of the Company’s 2003 Employee Stock Incentive Plan (“Plan”). The Company and the Recipient agree that these Awards are governed by the terms and conditions of the Plan, as amended from time to time, which are incorporated herein in their entirety. Unless otherwise provided herein, terms used herein that are defined in the Plan (or the Notice) and not defined herein shall have the meanings attributable thereto in the Plan (or the Notice).

2. Award Restrictions.

(a) The shares of restricted stock (the “Restricted Stock”) covered by the Award shall vest on the vesting dates (each a “Vesting Date”) set forth below, provided that the Recipient continues to be employed by, or provide services to, the Company or a Related Company through and until the applicable Vesting Date:

Vesting Date	Number of Shares that Become Vested

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b) In the event that a Change in Control of the Company occurs during the period that the Recipient is employed by, or providing services to, the Company or a Related Company, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Change in Control.

(c) Any shares of Common Stock covered by the Award shall not be transferable by the Recipient by means of sale, assignment, exchange, pledge, or otherwise, unless and until they become vested pursuant to the terms of this Agreement. The naming of a Beneficiary under the Plan does not constitute a transfer.

3. Stock Certificates.

(a) The stock certificate(s) evidencing the Restricted Stock shall be registered in the name of the Recipient as of the Date of Grant designated in the Notice. Physical possession or custody of such stock certificate(s) shall be retained by the Company until such time as the shares of Common Stock become vested. Such stock certificate(s) shall be distributed to the Recipient or Beneficiary(ies) as soon as administratively practicable after the shares of Common Stock become vested. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s).

(b) During the period prior to vesting, the Recipient shall be entitled to all rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the shares and receive cash dividends. Any cash dividends declared with respect to any shares of Restricted Stock shall be held in escrow by the Company (unsegregated as a part of its general assets) until such time as the Restricted Stock that such cash dividends are attributed to become vested shares of Common Stock, and if and to the extent that such Restricted Stock is subsequently forfeited, the cash dividends attributable to the forfeited Restricted Stock shall be forfeited as well. Stock dividends declared by the Company will be characterized as Restricted Stock and will be subject to vesting and be distributed at the same times as the Restricted Stock with respect to which they were declared as dividends.

(c) The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become vested. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(d) If the Company is authorized to issue shares without certificates, then the Company may, in the discretion of the Committee, issue shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Recipient’s ownership of the shares subject to the terms and conditions of this Agreement.

4. Termination of Service. Upon termination of the Recipient’s services for the Company and the Related Companies, for any reason, including, without limitation, death or Disability, any Restricted Stock that has not previously become vested shall be immediately forfeited and revert back to the Company without any payment to the Recipient. In addition, the Committee retains the right to accelerate vesting of any Restricted Stock awarded under the Plan.

5. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Common Stock, such as recapitalizations or mergers, the Committee shall equitably adjust the number and kinds of shares subject to this Award in such manner as the Committee deems appropriate, may accelerate the vesting of awards hereunder, and may take such other action as the Committee may determine to be appropriate pursuant to the Plan.

6. Compliance with Securities Laws. It shall be a condition to the Recipient’s right to receive shares of Restricted Stock hereunder that the Committee may, in its discretion, require (a) that the shares of Restricted Stock reserved for issue upon the grant of this award shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Recipient shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Recipient, or both. The certificates representing the shares granted under this Award may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

7. Administration.

(a) The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board of Directors of the Company may establish.

(b) Any decision made or action taken by the Company, the Board of Directors, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Recipient or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.

8. Tax Matters; Section 83(b) Election.

(a) If the Recipient does not properly make the election described in Section 8(b) below, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Code, the Recipient shall make arrangements satisfactory to the Committee to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c) The Recipient may satisfy the withholding requirements pursuant to any one or combination of the following methods:

(i) payment in cash; or

(ii) if and to the extent permitted by the Committee, payment by surrendering a number of unrestricted previously held shares of Common Stock (free and clear of all liens and encumbrances), or the withholding of a number of shares of Common Stock that otherwise would be deliverable to the Recipient pursuant to this Award. The shares so delivered or withheld must have an aggregate Fair Market Value on the date on which the shares of Restricted Stock become taxable equal to the minimum statutory amount, if any, required to be withheld for federal, state and/or local tax purposes that are applicable to the Restricted Stock then subject to tax (or such other amount as the Committee determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles). The Recipient may surrender shares of Common Stock either by attestation or by delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

(d) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

9. Company Relation with Recipients. Nothing in this Agreement shall confer on the Recipient any right to continue employment or service with the Company or any Related Company.

10. Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

11. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

12. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties after appropriate action by the Committee. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

13. No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

14. Law Governing. This Agreement is subject to and shall be administered and governed in all respects under the laws of the State of Florida without regard to its conflict of law rules.

15. Binding Effect; Captions. This Agreement is binding upon the Company, its successors and assigns, and the Recipient, and his/her heirs, legal representatives and permitted assigns. Captions are provided for reference, do not form a part of this Agreement and are not admissible to determine the intent of the parties.

16. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

17. Section 409A.

(a) It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with that intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Recipient’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

(b) In the event that either the Company or the Recipient believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Recipient shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Recipient and on the Company.

(c) Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

18. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 1st day of March, 2011.

MASTEC, INC.

By:	/s/ Jose R. Mas
Its:	Chief Executive Officer

[NAME OF RECIPIENT]

Signature